Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                             Payment Date 04/25/2001
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Servicing Certificate                                                                     Group 1                  Group 2
---------------------
Beginning Pool Balance                                                                    485,842,927.03       69,809,844.64
Beginning PFA                                                                                       0.00                0.00
Ending Pool Balance                                                                       470,028,767.87       67,265,236.99
Ending PFA Balance                                                                                     -                   -
Principal Collections                                                                      15,773,139.58        2,544,607.65
Principal Draws                                                                                        -                   -
Net Principal Collections                                                                  15,773,139.58        2,544,607.65
Active Loan Count                                                                                 14,446                 416

Interest Collections                                                                        4,896,940.13          622,485.36

Weighted Average Net Loan Rate                                                                 11.14000%           10.85179%
Substitution Adjustment Amount                                                                      0.00                0.00

              Beginning               Ending                                                   Interest      Security
Term Notes     Balance                Balance          Factor       Principal     Interest    Shortfalls        %         Coupon
----------     -------                -------          ------       ---------     ---------   ----------        -         ------
Class A-1        220,170,673.80      202,200,882.92    0.7625014   17,969,790.88  948,568.65         0.00    0.336440737    5.170%
Class A-2         69,781,000.00       69,781,000.00    1.0000000            0.00  416,941.48         0.00    0.116108153    7.170%
Class A-3         62,885,000.00       62,885,000.00    1.0000000            0.00  385,694.67         0.00    0.104633943    7.360%
Class A-4         22,574,000.00       22,574,000.00    1.0000000            0.00  145,226.07         0.00    0.037560732    7.720%
Class A-5         52,454,000.00       52,454,000.00    1.0000000            0.00  317,346.70         0.00     0.08727787    7.260%
Class A-6         26,927,209.87       24,028,226.63    0.6908832    2,898,983.24  116,235.79         0.00     0.03998041    5.180%
Class A-7         16,444,000.00       16,444,000.00    1.0000000            0.00   99,623.23         0.00    0.027361065    7.270%
Class A-8         17,704,000.00       17,704,000.00    1.0000000            0.00  115,076.00         0.00    0.029457571    7.800%
Class M1          30,351,000.00       30,351,000.00    1.0000000            0.00  209,674.83         0.00    0.050500832    8.290%
Class M2          16,527,000.00       16,527,000.00    1.0000000            0.00  121,611.18         0.00    0.027499168    8.830%
Class B           12,320,000.00       12,320,000.00    1.0000000            0.00   92,400.00         0.00    0.020499168    9.000%


Certificates                 -                   -             -               -           -            -             -          -

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Beginning Overcollateralization Amount                                                      7,514,888.00
Overcollateralization Amount Increase (Decrease)                                            2,510,007.31
Outstanding Overcollateralization Amount                                                   10,024,895.31
Overcollateralization Target Amount                                                        15,024,141.00

Credit Enhancement Draw Amount                                                                      0.00
Unreimbursed Prior Draws                                                                            0.00


                                                                                                            Number        Percent
                                                                                                 Balance   of Loans     of Balance
Delinquent Loans (30 Days)                                                                  2,116,199.49      45           0.45%
Delinquent Loans (60 Days)                                                                    993,064.52      14           0.21%
Delinquent Loans (90+ Days) (1)                                                               751,686.59      20           0.16%
REO                                                                                                 0.00      0            0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                                                 Liquidation To-Date
Beginning Loss Amount                                                                               0.00
Current Month Loss Amount                                                                      41,019.58
Current Month Prinicpal Recovery                                                                    0.00
Net Ending Loss Amount                                                                         41,019.58      0.00

                                                                                     Special Hazard        Fraud      Bankruptcy
Beginning Amount                                                                                    0.00        0.00           0.00
Current Month Loss Amount                                                                           0.00        0.00           0.00
Ending Amount                                                                                          -           -              -

Liquidation Loss Distribution Amounts                                                               0.00
Extraordinary Event Losses                                                                          0.00
Excess Loss Amounts                                                                                 0.00

Capitalized Interest Account
Beginning Balance                                                                                   0.00
Withdraw relating to Collection Period                                                              0.00
Interest Earned (Zero, Paid to Funding Account)                                                     0.00

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Total Ending CIA Balance to Seller                                                                  0.00
                                                                                                    ----
Total Ending Capitalized Interest Account Balance as of Payment Date                                0.00
Interest earned for Collection Period                                                               0.00
Interest withdrawn related to prior Collection Period                                               0.00


Prefunding Account
Beginning Balance                                                                                   0.00
Additional Purchases during Revolving Period                                                        0.00
Excess of Draws over Principal Collections                                                          0.00
Ending PFA Balance to Noteholders                                                                   0.00
                                                                                                    ----
Total Ending Balance as of Payment Date                                                             0.00
Interest earned for Collection Period                                                               0.00
Interest withdrawn related to prior Collection Period                                               0.00

Current Month Repurchases Units                                                                        0
Cuurent Month Repurchases ($)                                                                          -
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